THE SECURITIES BEING SOLD HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER UNITED STATES FEDERAL OR STATE SECURITIES LAWS OR FOREIGN SECURITIES LAWS AND THEIR OFFER AND SALE ARE SUBJECT TO CERTAIN RESTRICTIONS HEREINAFTER SET FORTH.

                     PURCHASE AGREEMENT
                     ------------------
                      Purchase of Units

     THIS PURCHASE AGREEMENT is made as of the ___ day of December, 1995 by and between the purchaser whose name and address are shown on the signature page to this Purchase Agree ment (the "Purchaser") and XCL Ltd., a Delaware corporation, with its principal offices at 110 Rue Jean Lafitte, Lafayette, Louisiana, 70508, United States of America (the "Company").

     WHEREAS, the Company has duly authorized the issuance, sale and delivery of up to 280 units (the "Units"), each Unit consisting of sixty thousand (60,000) shares (the "Shares") of its common shares, par value $0.01 per share (the "Common Stock"), and one (1) warrant (the "Warrants") to purchase sixty thousand (60,000) shares of Common Stock at an initial exercise price of fifty cents ($.50) per share of Common Stock, subject to adjustment in certain events (the Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") are hereinafter referred to collectively as the "Securities");

     WHEREAS, the Units are being offered and sold by the Company to the Purchaser in reliance upon and in conformity with the requirements of Regulation S ("Regulation S") under the United States Securities Act of 1933, as amended (the "Securities Act");

     WHEREAS, the placement of the Units (the "Placement") has been arranged by Rauscher Pierce & Clark, Inc. and its wholly-owned subsidiary Rauscher Pierce & Clark Limited (together, the "Placement Agent"), as placement agent, pursuant to a letter agreement dated November 9, 1995 ("Placement Agent Agreement") between the Company and the Placement Agent;

     WHEREAS, the Company has prepared and the Purchaser has received a confidential preliminary offering memorandum dated November 15, 1995, and any supplements and amendments thereto describing, among other things, the Securities and providing material information about the Company and the terms of the Placement (the "Preliminary Offering Memorandum");

     WHEREAS, the Company has prepared and furnished to the Purchaser, in accordance with Section 3(a) hereof, a confi dential final offering memorandum dated December 12, 1995, and any supplements and amendments thereto (the "Final Offering Memorandum"). The Preliminary Offering Memorandum, the Final Offering Memorandum and all amendments thereof and supplements thereto are collectively referred to herein as the "Offering Memorandum"; and

     WHEREAS, the Company wishes to offer and sell to the Purchaser, and the Purchaser wishes to buy from the Company, the aggregate number of Units set forth opposite the Purchaser's address on the signature page to this Purchase Agreement for delivery in accordance with this Purchase Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Purchase Agreement, and intending to be legally bound, the undersigned agree as fol lows:

     Section 1. Agreement to Sell and Purchase the Units.

     (a) On the basis of the representations, warranties and agreements contained in this Purchase Agreement but subject to the terms and conditions set forth in this Purchase Agreement, the Company agrees to issue and sell to Purchaser, and Pur chaser agrees to buy from the Company, on December 21, 1995 or on such other date as shall be mutually agreed upon by the Company and Purchaser (the "Closing Date"), the aggregate number of Units set forth opposite the Purchaser's address on the signature page of this Purchase Agreement (the "Designated Units"). The price for the Designated Units shall be eighteen thousand United States dollars ($18,000.00) per Designated Unit and the Purchaser shall pay to the Company the aggregate amount set out opposite the Purchaser's address on the signature page to this Purchase Agreement (the "Purchase Price").

     (b)  Payment of the Purchase Price for the Designated
Units shall be made before the Closing Date by wire transfer of immediately available funds in United States dollars to:

     NationsBank of Texas - Dallas
     901 Main Street
     Dallas, Texas

     Swift Code:  NABKU544DAL
     ABA Number:  111000025
     For Credit Account: Bracewell & Patterson, L.L.P.
                           IOLTA Account No. 3313102571


PURCHASERS SHOULD INSTRUCT THEIR RESPECTIVE PAYING BANK TO
WIRE FUNDS FOR SAME DAY VALUE ON OR BEFORE WEDNESDAY, DECEMBER
20, 1995, IN ORDER TO HAVE THEIR FUNDS TRANSFERRED TO THE
ABOVE ACCOUNT PRIOR TO THE CLOSING.

     (c) On the Closing Date Bracewell & Patterson, L.L.P., counsel to the Placement Agent, on behalf of the Pur chaser, shall make payment of the Purchase Price for the Desig nated Units by wire transfer of immediately available funds in United States dollars to the account of the Company specified prior to the Closing Date.

     (d) The Company intends to offer and sell other units of shares of its Common Stock and Warrants to other investors (together with Purchaser, the "Purchasers") pursuant to separate substantially identical purchase agreements (together with this Purchase Agreement, the "Purchase Agreements").

     (e) The completion of the sale and purchase of the Units (the "Closing") shall take place at the offices of the Placement Agent, 56 Green Street, London W1Y 3RH at 4:00 p.m. local time on the Closing Date. At the Closing, the Company shall deliver to the Placement Agent, for the account of the Purchaser, one or more stock certificates representing the Shares and one or more certificates representing the Warrants comprised in the Designated Units, each registered in the name of the Purchaser or its nominee, against payment of the Purchase Price for such Designated Units in immediately available funds to the account of the Company designated pursuant to section 1(c) of this Purchase Agreement.

     (f) In the event of any change in the issued and outstanding Common Stock of the Company by reason of stock dividends, split-up or combination of the Common Stock, reclassification of the capital stock of the Company or recapitalization of the Company which occurs within the period on or after the latest date of the Final Offering Memorandum (which includes amendments and supplements thereto) and before the Closing, the number of shares of Common Stock and the number of shares of Common Stock subject to each Warrant in the Units to be delivered to the Purchaser at the Closing and the Purchase Price therefor shall be appropriately adjusted. In addition, in the event that any cash dividends on the Common Stock of the Company shall be payable to shareholders of record as of a record date that falls on any date within the period on or after the latest date of the Final Offering Memorandum (which includes amendments and supplements thereto) and before the Closing Date, the Purchase Price per Designated Unit payable by the Purchaser shall be reduced in proportion to the amount that such cash dividend bears to the market price per share of Common Stock on the day immediately preceding the date of the Final Offering Memorandum.

     (g) The obligation of the Purchaser to purchase the Designated Units at the Closing shall be conditional upon the delivery by the Company to the Placement Agent, on behalf of all the Purchasers, of:

               (i)  a written opinion of David A. Melman Esq.,
                  General Counsel to the Company, substan
                  tially in the form attached hereto as
                  Schedule 1 dated the Closing Date;  and

               (ii) a certificate of an officer of the Company
                  as to the correctness in all material
                  respects of the representations and war
                  ranties of the Company contained in Section
                  2 of this Purchase Agreement as of the
                  Closing Date, in the form attached hereto as
                  Schedule 2 dated the Closing Date.

     (h) The obligation of the Company to deliver the Designated Units at the Closing shall be conditional upon the delivery by the Purchaser to the Company of a certificate of the Purchaser as to the correctness in all material respects of the representations and warranties of the Purchaser contained in Section 4 of this Purchase Agreement as of the Closing Date, in the form attached to this Purchase Agreement as Schedule 3 dated the Closing Date.

    Section 2.  Representations and Warranties of the Company.
The Company hereby represents and warrants to Purchaser as follows:

     2.1. Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its properties and to conduct its business as presently conducted and as described in the Offering Memorandum. The Company is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction where such quali fication is required by controlling law and where the failure to so qualify would have a material adverse effect on the Company.

     2.2. Authorized Capital Stock. The authorized and outstanding capital stock of the Company is as set out in the Offering Memorandum, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. Except as dis closed in the Offering Memorandum, the Company does not own, directly or indirectly, any equity or debt securities of any other company, corporation, partnership, joint venture or other entity which are material to the business or operations of the Company.

     2.3. Due Execution, Delivery and Performance of the Purchase Agreement. The execution, delivery and performance of this Purchase Agreement by the Company (a) have been duly authorized by all requisite corporate action of the Company, and (b) will not (i) violate the Certificate of Incorporation, as amended, or the Amended and Restated By-laws of the Company as in effect on the date of the Offering Memorandum or (ii) violate any law applicable to the Company or any rule, regulation or order of any court or governmental agency or body having jurisdiction over the Company, as in effect on the date of the Offering Memorandum or (iii) cause a breach of any provision of any indenture, mortgage, agreement, contract or other instrument to which the Company is a party or by which the Company is bound or to which any of the properties or assets of the Company are subject, or constitute (upon notice or lapse of time or both) a default under any such indenture, mortgage, agreement, contract or other instrument or result in the creation or imposition of any claim (including any adverse claim as defined in the Uniform Commercial Code), lien, security interest, pledge, charge or other encumbrance of any nature whatsoever (each a "Lien" and, collectively, "Liens") upon any of the properties or assets of the Company and its subsidiaries taken as a whole (except for such violations, conflicts, breaches, defaults or Liens which would not have a material adverse effect on the Company).
Upon execution and delivery by the Company and the Purchaser, this Purchase Agreement will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) any applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally, and (ii) general equitable principles, now or hereafter in effect, regardless of whether such enforceability is considered in an action at law or a proceeding in equity.

     2.4. Issuance and Delivery of the Units and the Warrant Shares. The offer, issuance, sale and delivery of the Units in accordance with this Purchase Agreement, have been duly authorized by all requisite corporate action of the Company. The Shares and the Warrant Shares conform to the description of the Common Stock contained in or incorporated by reference in the Offering Memorandum and conform to the terms of the Common Stock contained in the Company's Certificate of Incorporation, as amended. The Warrants conform to the description thereof contained in the Offering Memorandum. The Shares included in the Designated Units, as and when issued and sold to the Purchaser pursuant to this Purchase Agreement, and upon receipt by the Company of the Purchase Price therefor, will be duly and validly issued and outstanding, fully paid and non-assessable, will not be subject to any pre-emptive or similar right except for certain anti-dilution adjustments, and the Purchaser will receive good and valid record title to the Shares, free and clear of any Lien, except such as may have been created by the Purchaser. At the Closing, the Warrants included in the Designated Units will be duly and validly executed and delivered by the Company and will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the enforceability thereof may be limited by (i) any applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally, and (ii) general equitable principles, now or hereafter in effect, regardless of whether such enforceability is con sidered in an action at law or a proceeding in equity. No consent or approval by the shareholders of the Company or of any other person is required to be obtained by the Company for the consummation of the issuance, sale and delivery of the Designated Units to the Purchaser pursuant to this Purchase Agreement or the Warrant Shares pursuant to the terms of the Warrants, subject to applicable securities and blue sky laws. The Warrant Shares have been duly and validly authorized and reserved for issuance. The Warrant Shares, as and when issued and delivered in accordance with the terms of the Warrants, and upon receipt by the Company of the exercise price therefor, will be duly and validly issued and outstanding, fully paid and non-assessable, will not be subject to any pre-emptive or similar right (except for certain anti-dilution adjustments), and Purchaser will receive good and valid record title to the Warrant Shares, free and clear of any Lien, except such as may have been created by the Purchaser. As and from the expiration of the Restricted Period (as defined in Section 4.3 of this Purchase Agreement), (i) each stock certificate representing any of the Shares or Warrant Shares issued upon exercise of a Warrant shall be free of any type of restrictive legend, including but not limited to, the legend set out in Section 4.5(a) of this Purchase Agreement, and (ii) subject to the provisions of Section 4 of this Purchase Agree ment, the Shares or Warrant Shares issued upon exercise of any Warrant represented by each such stock certificate shall not be subject to any "stop transfer" or similar order at Chemical Mellon Shareholder Services or Barclays Registrars Limited, the U.S. and U.K. transfer agents for the Common Stock, respectively, or any successor transfer agents thereto (together, the "Transfer Agents").

     2.5.  Offering Memorandum.

     (a) The Preliminary Offering Memorandum, as of its date did not, and the Final Offering Memorandum, as of its date and at the Closing Date, did not and will not as of such dates contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or neces sary to make the statements therein, in light of the circum stances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission relating to matters of foreign law or made in reliance upon and in conformity with information furnished in writing to the Company by the Placement Agent expressly for use in the Offering Memorandum; and provided, however, that this representation and warranty shall not apply to any statement contained in the Preliminary Offering Memorandum to the extent that a statement contained in the Final Offering Memorandum or any document filed by the Company under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the United States Securities and Exchange Commission (the "Commission") after the date of the Preliminary Offering Memorandum which also is incorporated by reference in the Offering Memorandum modifies, amends or supersedes such statement.

     (b) The documents incorporated by reference in the Final Offering Memorandum, at the time they were filed (or, if any amendment with respect thereto was filed, when such amendment was filed) with the Commission, complied in all material respects with the applicable requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and, when filed with the Commission (or in the case of an amendment thereto, when such amendment was filed), did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (c) Except as otherwise disclosed in or incorporated by reference in or contemplated by the Preliminary Offering Memorandum or the Final Offering Memorandum, the financial statements of the Company for the nine months ended September 30, 1995, and for the full fiscal years included or incorpor ated by reference in the Preliminary Offering Memorandum or the Final Offering Memorandum present fairly the financial condition of the Company as of the respective dates thereof and the results of operations of the Company for the respective periods covered thereby, all in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the entire periods involved.

        2.6. Legal Proceedings. Except as otherwise described in or incorporated by reference or contemplated by in the Offering Memorandum, there are no actions, suits, investigations or proceedings pending to which the Company is a party before or by any court or governmental agency or body, which in the opinion of the Company's officers would result, individually or in the aggregate, in any material adverse change in the financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or which would materially and adversely affect the properties or assets thereof; and, except as otherwise described in or by incorporation by reference in or contemplated by the Offering Memorandum, to the actual knowledge of the Company's officers, no such actions, suits, investigations or proceedings are threatened by any person, corporation or governmental agency or body.

     2.7. No Material Change. Except as disclosed in or incorporated by reference in or contemplated by the Offering Memorandum, there has been no material adverse change or, to the actual knowledge of the Company's officers, any development which will result in a material adverse change, in or affecting the business, operations, management, financial condition, shareholders' equity or results of operations of the Company since December 31, 1994.

     2.8. Properties and Assets. The Company has good and marketable title to all properties and assets described in the Offering Memorandum as owned by it, free and clear of all Liens except as disclosed in or incorporated by reference in or contemplated by the Offering Memorandum or are not material to the business of the Company. The Company has a valid, subsisting and enforceable lease for the real property described in or incorporated by reference in the Offering Memorandum as leased by it, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property by the Company. Except as otherwise disclosed in or incorporated by reference in or contemplated by the Offering Memorandum, the Company owns or possesses or is the valid licensee of all patents, trademarks, service marks and trade names necessary to carry on its business as described in the Offering Memorandum, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, if the subject of an unfavorable decision, ruling or finding, would result, individually or in the aggregate, in any material adverse change in the business, operations or financial condition of the Company.

     2.9. Compliance with Applicable Regulations. Except as disclosed in or incorporated by reference in or contemplated by the Offering Memorandum, the Company (a) has all govern mental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as described in the Offering Memorandum (collectively, "Licenses"), (b) complies in all material respects with, and conducts its business in substantial conformity with (except for failures to conform which would not have a material adverse effect on the Company), all laws, regulations and orders applicable to it or its business, and (c) complies in all material respects with, and conducts its business in substantial conformity with (except for failures to conform which would not have a material adverse effect on the Company), all such licenses, permits, consents, orders, approvals, authorizations issued by, and all agreements of the Company with, any governmental agency or body having jurisdic tion over the Company.

     2.10. Investment Company Act of 1940. The Company is not an "investment company" or an "affiliated person" of an "investment company," as such terms are defined in the Invest ment Company Act of 1940, as amended.

     2.11. Compliance with Regulation S. The Company is a "reporting issuer" (as defined in Regulation S). The Company, its affiliates and any person acting on behalf of, or as agent of, any of the foregoing, (a) have offered and sold the Units to the Purchasers only in an "offshore transaction" (as defined in Regulation S), (b) have not made with respect to the Securities any "directed selling efforts" (as defined in Regulation S) in the United States, (c) have implemented all "offering restrictions" (as defined in Regulation S) in respect of the Securities, (d) to its knowledge, have not delivered the Preliminary Offering Memorandum, the Final Offering Memorandum or any revision or amendment thereof or supplement thereto to any "U.S. person" (as defined in Regulation S) (other than directors, officers, employees and agents of the Company, affiliates of Placement Agent and their directors, officers employees and agents, and professional advisers), (e) have not made any offers or sales of any of the Units or any interest therein in the United States or, to its knowledge, to, or for the account or benefit of, any "U.S. person" (as defined in Regulation S), and (f) have not made any sales of any of the Units, the Shares or the Warrants comprising the Units or any interest therein in connection with the offering of the Units to any person other than the Purchasers; provided, however, that insofar as this representation and warranty involves any "distributor" (as defined in Regulation S), any broker-dealer participating in the offering, any affiliate of such broker-dealer or any officer, director, employee or agent of such distributor or broker-dealer, to the extent such broker-dealer or distributor is acting as placement agent for the offering of the Units, such representation and warranty is made by the Company solely on the basis of and in reliance upon the representations and warranties of such broker-dealer or distributor (including, without limitation, the Placement Agent) and such broker-dealer or distributor (including, without limitation, the Placement Agent) complying with Regulation S with respect to offers and sales of Units.

     2.12. Representations and Warranties at the Closing. Each of the representations and warranties contained in this
Section 2 is true and correct in all material respects as of the date of this Purchase Agreement and will be true and correct in all material respects as of the Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date.

     Section 3.  Certain Agreements of the Company.  The
Company hereby covenants and agrees with the Purchaser as fol lows:

     (a)  Not later than five (5) days prior to the Closing
Date, the Company will prepare and furnish to the Purchaser the Final Offering Memorandum.

     (b) The Company will make available to the Purchaser prior to the Closing Date the opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Units and to obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished in accordance herewith.

     (c) Within seven (7) business days after the Restricted Period (as hereinafter defined) or at any time thereafter, the Company will deliver to the Purchaser or its nominee who is acting as custodian therefor or any subsequent holder who has received a stock certificate representing the Shares which bears the legend described in section 4.5(a) of this Purchase Agreement (the "Legended Stock Certificate"), without cost to such Purchaser or subsequent holder at its request, a substitute stock certificate without the restrictive legend described in section 4.5(a) of this Purchase Agreement. The Company shall be required to deliver such substitute stock certificate only upon surrender of the Legended Stock Certificate which, in the case of any holder subsequent to the Purchaser, must be duly endorsed for transfer or surrender.

     (d) Within seven (7) business days after the Restricted Period or at any time thereafter, the Company will deliver upon request to the Purchaser or its nominee who is acting as custodian therefor or any subsequent holder who has received a stock certificate representing the Warrant Shares which bears the legend described in section 4.5(a) of this Purchase Agreement (the "Legended Warrant Share Certificate"), without cost to such Purchaser or subsequent holder, a substitute stock certificate without the restrictive legend described in section 4.5(a) of this Purchase Agreement. The Company shall be required to deliver such substitute stock certificate only upon surrender of the Legended Warrant Share Certificate which, in the case of any holder subsequent to the Purchaser, must be duly endorsed for transfer or surrender.

     Section 4. Representations, Warranties and Covenants of the Purchaser. The Purchaser hereby represents, warrants and covenants to the Company as follows:

         4.1. Compliance with United States Securities Laws. The Purchaser understands, acknowledges and agrees that (a) the Shares, the Warrants and the Warrant Shares have not been and will not be registered under the Securities Act or under any state or foreign securities or blue sky laws, and may not be offered, sold, transferred, pledged or otherwise disposed of in the United States or to, or for the account or benefit of, any "U.S. person" (as defined in Regulation S, which definition is set out in Schedule 4 hereto, a "U.S. person"), unless such securities are registered under the Securities Act and any applicable state or foreign securities on blue sky laws, or such offer or sale is made pursuant to an exemption from the registration requirements of the Securities Act and any applicable state or foreign securities or blue sky laws,
(b) the Warrants may not be exercised in the United States or by or on behalf of a U.S. person unless the Warrants and the Warrant Shares are registered under the Securities Act and any applicable state or foreign securities or blue sky laws or exemptions from all such registration requirements are available, and (c) the Units are being offered and sold pursuant to the terms of Regulation S under the Securities Act, which permits securities to be sold to persons who are not U.S. persons in "offshore transactions" (as defined in Regulation S), subject to certain terms and conditions.

     4.2.  Status of Purchaser.

     (a) The Purchaser is purchasing the Designated Units (i) for its own account or for persons or accounts as to which it exercises investment discretion; and (ii) for investment purposes only, not for any trading or arbitrage purposes and not with a view to, or for sale in connection with, any distribution of the Common Stock, the Warrants comprising the Designated Units or the Warrant Shares which will be issued upon exercise of such Warrants (such securities being referred to collectively as the "Designated Securities"). Neither the Purchaser nor such person or any person owning such account
(i) is a U.S. person, or (ii) is acquiring the Designated Units or will acquire any Warrant Shares for the account or benefit of any U.S. person, or (iii) if any entity, is organized under the laws of the "United States" (as defined in Regulation S; a copy of which definition is set forth in the attached Schedule 4), or (iv) if an entity, was organized for the purpose of acquiring the Designated Units, or (v) is registered under the Exchange Act, or (vi) is part of an identifiable group of U.S. citizens abroad, such as a member of the U.S. armed forces serving overseas, or (vii) is purchasing the Units in any transaction or series of transactions that, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act. Purchaser's purchase of the Designated Units was not pre-arranged with the Purchaser in the United States. The Purchaser has executed this Purchase Agreement outside the United States, and at the time the buy order for the Designated Units was originated, the Purchaser was outside the United States. All offers to the Purchaser regarding the Designated Units and the sale of the Designated Units have occurred outside the United States.

     (b) The Purchaser (and any person or account on behalf of which the Purchaser is purchasing) is knowledgeable, sophisticated and experienced in financial and business matters and in making, and is qualified to make, decisions with respect to investments in restricted securities (such as the Designated Securities) and has requested, received, reviewed and considered all information it deems relevant, and it has relied solely upon its review of the Offering Memorandum, this Purchase Agreement and its own independent investigations in making a decision to execute this Purchase Agreement and to purchase the Designated Units. The Purchaser acknowledges receipt of the Preliminary Offering Memorandum and the Final Offering Memorandum, including all of the Exhibits to the Offering Memorandum, at least 48 hours before Purchaser executed this Agreement. The Purchaser has read and understands the Offering Memorandum, including, without limitation, the section entitled "Investment Considerations", all of the Exhibits to the Offering Memorandum, this Purchase Agreement, the Warrants and any other information and documents about the Company or the offering of the Units and the Warrant Shares or both requested by the Purchaser. The Purchaser represents, warrants and acknowledges that an investment in the Designated Units is a speculative investment and that it is capable of evaluating the merits and risks of its investment in the Designated Units. To the extent that any certificate representing the Shares or Warrants comprising part of the Designated Units is registered in the name of the Purchaser's nominee, the Purchaser confirms that such nominee is acting solely as its custodian.

     (c) The Purchaser acknowledges that, at all times following its initial contact with the Company or its agents pertaining to this offering of Units and the Warrant Shares, the Company has made available to the Purchaser the opportunity to ask questions and receive answers concerning the Company and the terms and conditions of the offering of the Units and the Warrant Shares and to obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished to the Purchaser and that the Company has responded to all such questions and requests for information to the full satisfaction of the Pur chaser. The Purchaser acknowledges that the Offering Memorandum has been delivered to it, and that it has not and will not distribute the Offering Memorandum to anyone other than such Purchaser's professional advisors for the purpose of evaluating the proposed purchase of the Designated Units.

     4.3.  Restrictions on Re-Sale.

     (a) For a period of forty (40) days following the Closing Date or, if the Units shall be issued on more than one day, the latest Closing Date (the "Restricted Period"), the Purchaser shall not (i) engage in any activity for the purpose of, or which may reasonably be expected to have the effect of, conditioning the market in the United States for the Units, the Shares, Warrants comprising the Units, or the Warrant Shares deliverable upon exercise of the Warrants, or (ii) offer, sell, pledge, or otherwise dispose of or transfer the Shares or the Warrants comprising the Designated Units, any interest therein or, upon exercise of the Warrants, the War rant Shares in the United States or to, or for the account or benefit of, a U.S. person.

     (b) The Purchaser understands that the Shares and the Warrant Shares or any interest therein are only transferable on the books and records of the Transfer Agents of the Common Stock and the Warrants or any interest therein are only transferable in the books and records of the Company. The Purchaser further understands that the Transfer Agents will not register any transfer of the Shares, the Warrant Shares or any interest therein and that the Company will not register any transfer of the Warrants or any interest therein which the Company in good faith believes violates the restrictions set forth herein or in Regulation S.

     (c) Unless registered under the Securities Act, any proposed offer, sale or transfer during the Restricted Period of any of the Shares or Warrants comprising the Designated Units or any interest therein or, upon exercise of the Warrants, any Warrant Shares or any interest therein shall be subject to the condition that the Purchaser must deliver to the Company (i) a written certification that neither record nor beneficial ownership of the Shares, the Warrants, the Warrant Shares or any interest therein, as the case may be, has been offered or sold in the United States or to, or for the account or benefit of, any "U.S. person" (as defined in Regulation S), (ii) a written certification of the proposed transferee that such transferee (or any account for which such transferee is acquiring such Shares, Warrants, Warrant Shares or any interest therein, as the case may be) is not a "U.S. person" (as defined in Regulation S) and that such transferee is not purchasing the Shares, Warrants, Warrant Shares or any interest therein, as the case may be, for the account or benefit of a U.S. person, that such transferee is acquiring such securities or such interest therein, as the case may be, for such transferee's own account (or an account over which it has investment discretion) for investment purposes only, not for any trading or arbitrage purposes and not with a view to, or for sale in connection with, any distribution of any of the securities, that such transferee did not receive any other offer relating to the Shares, the Warrants, the Warrant Shares or any interest therein, as the case may be, in the United States, that at the time the buy order was originated, such transferee was outside the United States, that such transferee is not a U.S. citizen that is part of an identifiable group of U.S. citizens abroad, that such transferee is knowledgeable of and agrees to be bound by the restrictions set forth in this Purchase Agreement and Regulation S during the Restricted Period, and that such transferee agrees that until the expiration of the Restricted Period, it will not, directly or indirectly, execute or effect or cause to be executed or effected any short sale, option or equity swap transactions in or relating to the Common Stock or any other derivative security transactions the purpose or effect of which is to hedge or transfer to a third party all or any part of the risk of loss associated with the ownership of the Units, including the Shares, Warrants or Warrant Shares to be acquired from the proposed transferor, and (iii) a written opinion of United States legal counsel, in form and substance satisfactory to the Company, to the effect that the offer, sale and transfer of such Shares, Warrants, Warrant Shares, or any interest therein, as the case may be, are exempt from registration under the Securities Act and any applicable state and foreign securities or blue sky laws.

     (d) The Purchaser will not, directly or indirectly, voluntarily offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) its rights under this Purchase Agreement, the Shares and Warrants comprising the Designated Units, any interest therein or the Warrant Shares otherwise than in compliance with the Securities Act, any applicable state and foreign securities or blue sky laws and any applicable securities laws of jurisdictions outside the United States, and the rules and regulations promulgated thereunder.

     4.4. Exercise of the Warrants. The Purchaser understands that the Warrants may not be exercised in the United States or by or on behalf of any U.S. person unless the Warrants and the Warrant Shares issuable upon exercise thereof are registered under the Securities Act and any applicable state and foreign securities and blue sky laws or exemptions from such registration requirements are available and the Company receives a written opinion from United States counsel, in form and substance satisfactory to the Company, to the effect that the offer, sale and transfer of such Warrants and Warrant Shares or any interest therein are exempt from registration under the Securities Act and any applicable state and foreign securities or blue sky laws. Accordingly, the Purchaser understands that it is a condition to the exercise of the Warrants that (a) the Warrants are not exercised and the Warrant Shares will not be delivered within the United States except in circumstances constituting an "offshore transaction" (as defined in Regulation S) or unless such Warrant Shares have been registered under the Securities Act and any applicable state and foreign securities or blue sky laws or exemptions from such registration requirements are available and the Company receives a written opinion from United States counsel, in form and substance satisfactory to the Company, to the effect that the offer, sale and transfer of such Warrants and Warrant Shares or any interest therein are exempt from registration under the Securities Act and any applicable state and foreign securities or blue sky laws, and
(b) the holder exercising the Warrants must deliver to the Company (i) a written certification that such holder is not a "U.S. person" (as defined in Regulation S) and that the Warrants are not being exercised on behalf of, or for the account or benefit of, a "U.S. person" (as defined in Regulation S) or (ii) a written opinion of United States legal counsel, in form and substance satisfactory to the Company, to the effect that the Warrants and the Warrant Shares have been registered under the Securities Act and any applicable state and foreign securities or blue sky laws or are exempt from registration under the Securities Act and any applicable state and foreign securities or blue sky laws.

     4.5. Legends. (a) The Purchaser agrees that for the duration of the Restricted Period and until removed pursuant to Sections 3(c) and (d) of this Purchase Agreement, the stock certificates representing the Shares included in the Designated Units and the stock certificates representing the Warrant Shares issuable upon exercise of the Warrants included in the Designated Units shall bear the legend set forth below:

             "The Common Shares represented by this certifi cate have not been and will not be registered under the United States Securities Act of 1933, as amended (the "Act"), or any other securities laws, and have been issued in reliance upon the exemption from such registration requirements contained in Regulation S under the Act. Neither the Common Shares represented by this stock certificate nor any interest therein may be offered, sold, transferred, pledged or otherwise disposed of, in the United States or to, or for the account or benefit of, any "U.S. person" (as defined in Regulation S under the Act) prior to the later January __, 1996 or 40 days following the date of the Closing of the last sale of units sold pursuant to the Offering Memorandum dated December 12, 1995, unless registered under the Act and any applicable state and foreign secur ities or blue sky laws or XCL Ltd. receives a written opinion of United States legal counsel in form and substance satisfactory to it to the effect that the offer, sale, transfer, pledge or other disposal of such shares or any interest therein is exempt from the registration require ments of such laws."

     (b) The Purchaser agrees that the certificates represent ing the Warrants included in the Designated Units purchased pursuant hereto shall bear the legend set forth below:

             The Warrants represented by this Certificate and the Shares of Common Stock issuable upon the exercise thereof have not been and will not be registered under the United States Securities Act of 1933, as amended (the "Act") or under any other federal or state securities or blue sky laws, and have been issued in a manner intended to comply with the conditions contained in Regulation S under the Act. Prior to January __, 1996, no offer, sale, transfer, pledge or other disposition (collectively, a "Disposal") of the Warrants represented by this Certificate may be made (a) in the United States or to, or for the account or benefit of, any "U.S. Person" (as defined in Regulation S) unless (i) registered under the Act and any applicable State securities or blue sky laws or (ii) XCL Ltd. (the "Company") receives a written opinion of United States legal counsel in form and substance satisfactory to it to the effect that such Disposal is exempt from such registration requirements or (b) outside the United States to, or for the account or benefit of, any person who is not a U.S. Person unless prior to such Disposal (i) the beneficial owner of such Shares and the proposed transferee submit certain certifications to the Company (forms of which are available from the Company at its principal executive offices) and (ii) the Company receives the legal opinion described in (a)(ii) above.

     4.6. Prohibition of Certain Trading Transactions. During the period from the date of the Preliminary Offering Memorandum to the date of this Purchase Agreement, the Purchaser did not, and from such date and through the expiration of the Restricted Period (as defined in Section 4.3 of this Purchase Agreement) the Purchaser will not, execute or effect or cause to be executed or effected, directly or indirectly, any short sale, option, or equity swap transaction in or with respect to the Common Stock of the Company or any other derivative security transaction for its own account, if it is purchasing for its own account, or, if it is purchasing the Units for the account of another person or entity, for such account, the purpose or effect of which is to hedge or transfer to a third party all or any part of the risk of loss associated with the ownership of the Units, including the Shares, the Warrants or the Warrant Shares, by the Purchaser.

     4.7. Sales by the Purchaser in the United States. If the Purchaser sells all or any part of the Shares or Warrants comprising the Designated Units or, upon exercise of the War rants, all or any part of the Warrant Shares or any interest therein in the United States, the Purchaser (and/or certain persons who participate in any such sale) may be deemed, under certain circumstances, to be an "underwriter" as defined in
Section 2(11) of the Securities Act. Prior to offering or selling all or any part of the Shares, Warrants or Warrant Shares in the United States, whether during or subsequent to the Restricted Period, the Purchaser shall (a) consult with United States legal counsel to determine its liabilities and obligations under this Purchase Agreement, the Securities Act and any applicable state and foreign securities or blue sky laws, and (b) comply with the provisions of this Purchase Agreement and all applicable federal, state and foreign securities or blue sky laws, including the Securities Act.
The Purchaser acknowledges that the Company has no present intention of registering the Shares, the Warrants or the Warrant Shares under the Securities Act or any other securities laws, and agrees that the Shares, the Warrants and the Warrant Shares may not be resold unless they are subsequently registered under United States federal and state statutes or unless exemptions from all such applicable registration requirements are available.

     4.8. Due Execution, Delivery and Performance of the Purchase Agreement and Other Obligations. The Purchaser has full right, power, authority and capacity to enter into this Purchase Agreement and to consummate the transactions contemplated hereby. If the Purchaser is a company or corporation or other entity, the execution, delivery and performance of this Purchase Agreement by the Purchaser have been duly authorized by all requisite corporate or other required action of the Purchaser. This Purchase Agreement has been validly executed and delivered by or on behalf of the Purchaser. Upon the execution and delivery of this Purchase Agreement by the Company, this Purchase Agreement shall constitute the legal, valid and binding obligation of the Pur chaser, enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) any applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally, and (ii) general equitable principles, now or hereafter in effect, regardless of whether such enforceability is considered in an action at law or a proceeding in equity.

     4.9. Organization: Lack of Conflict. If the Purchaser is an entity, the Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The execution, delivery and performance of this Purchase Agreement by the Purchaser will not violate (i) the organizational documents of the Purchaser, if the Purchaser is an entity, (ii) any law applicable to the Purchaser or any rule, regulation or order of any court or governmental agency or body having jurisdiction over the Purchaser or (iii) any provision of any indenture, mortgage, agreement, contract or other instrument to which the Purchaser is a party or by which the Purchaser is bound or to which any of the properties or assets of the Pur chaser are subject, or result in a breach of or constitute (upon notice or lapse of time or both) a default under any such indenture, mortgage, agreement, contract or other instrument or result in the creation or imposition of any claim, lien, security interest, mortgage, pledge, charge or other encumbrance of any nature whatsoever upon any of the properties or assets of the Purchaser (except for any violation, breach or default described in this sentence which would not have a material adverse effect on the Purchaser's performance of its obligations under this Purchase Agreement).

     4.10. Governmental Consents. The Purchaser is not aware of any authorization, approval or consent of any governmental body which is legally required for its purchase of the Designated Units as contemplated by this Purchase Agreement which has not been obtained.

     4.11. Acknowledgement. The Purchaser acknowledges that the Designated Units are being offered and sold to it in reliance on specific exemptions from the registration require ments of the Securities Act and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understanding of the Purchaser set forth in this Purchase Agreement to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Designated Units. Purchaser also acknowledges that no governmental agency in any jurisdiction has passed on or made any recommendation or endorsement of the Units, including the Shares and the Warrants, or the Warrant Shares.

     4.12. Authorization of the Placement Agent to Accept Delivery of the Designated Units. The Purchaser hereby author izes the Placement Agent, or its designated agent, on behalf of the Purchaser to receive payment of the Purchase Price by the Purchaser for the Designated Units, and to pay the Purchase Price to the Company against delivery of the Designated Units at the Closing, and to accept delivery at the Closing of the Designated Units. The Purchaser may, in its sole discretion, authorize the Placement Agent, or its designated agent on behalf of the Purchaser to hold the certificates representing the Shares comprising part of the Designated Units on behalf of the Purchaser during the Restricted Period, to surrender such certificates to the Transfer Agent for the Common Stock upon expiration of the Restricted Period, and to obtain from the Company within seven
(7) business days after the Restricted Period a substitute stock certificate or certificates representing the Shares comprising part of the Designated Units without the restrictive legend described in section 4.5(a) of this Purchase Agreement.

     4.13. Representations and Warranties at the Closing.
Each of the representations and warranties contained in this
Section 4 is true and correct as of the date of this Purchase Agreement and will be true and correct as of the Closing Date.

     Section 5. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by either party to this Purchase Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in the Designated Units delivered pursuant hereto shall survive the execution of this Purchase Agreement, the delivery to the Purchaser of the Designated Units and the receipt by the Company of payment for the Designated Units.

     Section 6. Notices. All notices, demands, consents or other communications under this Purchase Agreement shall be given or made in writing and shall be delivered personally, or sent by certified or registered airmail, postage prepaid, or sent by facsimile transmission with a confirmation copy sent by mail as aforesaid, and shall be deemed given when so personally delivered, or if mailed as aforesaid, ten (10) days after the same shall have been posted or if sent by facsimile transmission, at the earlier of (i) as soon as written or telephonic confirmation is received from the party to whom it was sent that the message has been received or (ii) ten (10) days after the confirmation is posted:

     (a) if to the Company, at its address as set out at the head of this Purchase Agreement, or at such address or addresses as may have been furnished to the Purchaser in writing by the Company;

     (b) if to the Purchaser, at its address as set out following the Purchaser's signature on the signature page to this Purchase Agreement, or at such other address or addresses as may have been furnished to the Company in writing by the Purchaser; or

     (c) if to any transferee or transferees of the Purchaser, at such address or addresses as shall have been furnished to the Company at the time of the transfer or trans fers, or at such other address or addresses as may have been furnished by such transferee or transferees to the Company in writing.

     Section 7. Amendments. No amendment, interpretation or waiver of any of the provisions of this Purchase Agreement shall be effective unless made in writing and signed by the parties to this Purchase Agreement.

     Section 8. Headings. The headings of the sections and sub-sections of this Purchase Agreement are used for conveni ence only and shall not affect the meaning or interpretation of the contents of this Purchase Agreement.

     Section 9. Enforcement. The failure to enforce or to require the performance at any time of any of the provisions of this Purchase Agreement shall in no way be construed to be a waiver of such provisions, and shall not affect either the validity of this Purchase Agreement or any part hereof or the right of any party thereafter to enforce each and every provision in accordance with the terms of this Purchase Agreement.

     Section 10. Governing Law. This Purchase Agreement and the relationships of the parties in connection with the subject matter of this Purchase Agreement shall be governed by and determined in accordance with the substantive laws of the State of Delaware, in the United States of America, applicable to agreements made and to be performed entirely therein, without regard to the conflict of law provisions thereof.

     Section 11. Severability. If any provision of this Purchase Agreement is held to be invalid or unenforceable by any judgment of a tribunal of competent jurisdiction, the remainder of this Purchase Agreement shall not be affected by such judgment, and the Purchase Agreement shall be carried out as nearly as possible according to its original terms and intent.

     Section 12. Counterparts. This Purchase Agreement may be executed in counterparts, all of which shall constitute one agreement, and each such counterpart shall be deemed to have been made, executed and delivered on the date set out at the head of this Purchase Agreement without regard to the dates or times when such counterparts may actually have been made, executed or delivered.

     IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be executed by their duly authorized representatives as of the day and year first above written.


XCL LTD.                         PURCHASER'S NAME:


By ________________________          _______________________

Name: _____________________       _______________________

Title: ____________________          _______________________

                         Duly executed by:

                         _______________________

                         Title:

Aggregate number of
Designated Units:                      PURCHASER'S ADDRESS:

___________________________          _______________________

Total Purchase Price:

___________________________          ________________________

___________________________          ________________________





Stock certificate registration instructions:

Name of Holder:___________________________________________

Address of Holder:________________________________________

__________________________________________________________

__________________________________________________________





Warrant certificate registration instructions:

Name of Holder:___________________________________________

Address of Holder:________________________________________

__________________________________________________________

__________________________________________________________